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                                    Exhibit 11
                                    ----------
                  Statements of Computation of Earnings Per Share
                  -----------------------------------------------

                                 Three Months Ended         Nine Months Ended
                            ---------------------------------------------------
                                      June  30,                  June  30,
                            ---------------------------------------------------
                                  1997         1996        1997         1996
-------------------------------------------------------------------------------
Primary Earnings Per Share:
---------------------------
Average shares outstanding       7,724,780   7,037,520   7,410,747   7,011,484
                                ----------  ----------  ----------  ----------
Average options outstanding        274,527     173,850     241,725     164,133
Average exercise price          $    12.75  $     6.97  $    12.53  $     6.78
                                ----------  ----------  ----------  ----------
Proceeds from the assumed exercise
  of options outstanding        $3,500,219  $1,212,314  $3,028,814  $1,112,822
Average market price per share  $    21.63  $    14.46  $    20.10  $    14.38
                                ----------  ----------  ----------  ----------
Assumed shares repurchased         161,822      83,840     150,687      77,387
                                ----------  ----------  ----------  ----------
Common stock equivalents of options
  outstanding                      112,705      90,010      91,038      86,746
                                ----------  ----------  ----------  ----------
Average shares outstanding (including
  common stock equivalents)      7,837,485   7,127,530   7,501,785   7,098,230
                                ==========  ==========  ==========  ==========


Net income                      $3,496,337  $3,075,154  $9,864,495  $8,293,391
Preferred stock dividend                 -     113,468     113,151     340,405
                                ----------  ----------  ----------  ----------
Net income applicable to
  common stockholders           $3,496,337  $2,961,686  $9,751,344  $7,952,986
                                ==========  ==========  ==========  ==========

Earnings per common share       $      .45  $      .42  $     1.30  $     1.12
                                ==========  ==========  ==========  ==========


Fully Diluted Earnings Per Share:
---------------------------------
Average shares outstanding       7,724,780   7,037,520   7,410,747   7,011,484
                                ----------  ----------  ----------  ----------
Average options outstanding        274,527     173,850     241,725     164,133
Average exercise price          $    12.75  $     6.97  $    12.53  $     6.78
                                ----------  ----------  ----------  ----------
Proceeds from the assumed exercise
  of options outstanding        $3,500,219  $1,212,314  $3,028,814  $1,112,822
Average market price per share  $    21.63  $    14.67  $    21.50  $    14.67
                                ----------  ----------  ----------  ----------
Assumed shares repurchased         161,822      82,658     140,875      75,874
                                ----------  ----------  ----------  ----------
Common stock equivalents of options
  outstanding                      112,705      91,192     100,850      88,259
Assumed conversion of outstanding
  convertible debentures (1)             -      57,362           -      59,139
Assumed conversion of outstanding
  preferred stock (2)                    -     540,321     286,206     540,321
                                ----------  ----------  ----------  ----------
Average shares outstanding (including
  common stock equivalents)      7,837,485   7,726,395   7,797,803   7,699,203
                                ==========  ==========  ==========  ==========


Net income                      $3,496,337  $3,075,154  $9,864,495  $8,293,391

Interest expenses associated with
  the convertible debentures (3)         -      13,055           -      40,216
Income taxes (4)                         -      (4,439)          -     (13,673)
                                ----------  ----------  ----------  ----------

Net income adjusted             $3,496,337  $3,083,770  $9,864,495  $8,319,934
                                ==========  ==========  ==========  ==========

Earnings per common share       $      .45  $      .40  $     1.27  $     1.08
                                ==========  ==========  ==========  ==========

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

                                   Exhibit 11
                                   ----------
           Statements of Computation of Earnings Per Share, Continued
           ----------------------------------------------------------

                                 Three Months Ended        Nine Months Ended
                           ---------------------------------------------------
                                       June 30,                 June 30,
                           ---------------------------------------------------
                                 1997         1996         1997        1996
------------------------------------------------------------------------------



(1) Potential dilution relating to convertible debentures is calculated as follows:

     Average debentures outstanding   -      624,475           -       643,826
     Conversion price                 -   $    10.89           -    $    10.89
                                          ----------                ----------
     Potentially dilutive shares      -       57,362           -        59,139
                                          ==========                ==========

(2)  Potential dilution relating to preferred stock is calculated as follows:

     Average Series B Preferred stock
       outstanding                    -    7,564,500    4,006,884    7,564,500
     Conversion price                 -   $    14.00   $    14.00   $    14.00
                                          ----------   ----------   ----------
     Potentially dilutive shares      -      540,321      286,206      540,321
                                          ==========   ==========   ==========

(3) This amount includes interest expense and the amortization of issuance costs associated with the convertible debentures.

(4) Income taxes have been computed at the Company's marginal tax rate of 34%.
































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